Exhibit 99.1

JAMES V. SMITH APPOINTED CHIEF EXECUTIVE OFFICER OF STONEGATE MORTGAGE

Indianapolis, IN - April 18, 2016 - Stonegate Mortgage Corporation (NYSE: SGM), a leading publicly traded mortgage company focused on originating, financing and servicing U.S. residential mortgage loans, today announced James V. Smith, previously its President and Chief Operating Officer, as its Chief Executive Officer and President effective immediately.

Richard A. Kraemer, who has served as interim Chief Executive Officer since September 10, 2015, will continue to serve as Chairman of the Board of Stonegate. Commenting on Mr. Smith’s appointment, Mr. Kraemer said, “Jim’s deep experience in the mortgage industry makes him uniquely qualified to lead Stonegate. We expect his strong execution skills and ability to deliver tangible results to enhance shareholder value.”

“Stonegate Mortgage is an exceptional organization with a great future and I am extremely excited to serve as its Chief Executive Officer,” said Mr. Smith. “I am very confident we can build on the strong foundation our team has put into place to drive our continued success as a leading mortgage company.”

Mr. Smith has over 25 years of mortgage and consumer finance experience with an extensive background in building and leading highly successful loan origination, operations and servicing platforms. Prior to joining Stonegate in September 2015, Mr. Smith served as Director of US Mortgage Operations for Wipro Limited, a global technology, consulting and business process outsourcing company with more than 170,000 associates. Mr. Smith has also served in a variety of executive leadership roles including Senior Vice President with Bank of America Corporation, President of Saxon Mortgage and Chief Operating Officer at Origen Financial. Mr. Smith received his Bachelor of Business Administration degree in Finance from Georgia State University in Atlanta, Georgia.

About Stonegate Mortgage Corporation

Founded in 2005, Stonegate Mortgage Corporation (NYSE: SGM) is a leading, publicly traded, mortgage company that originates, finances and services agency and non-agency residential mortgages through its network of retail offices and approved third party originators. Stonegate Mortgage also provides financing through its fully integrated warehouse lending platform, NattyMac. Stonegate Mortgage's operational excellence, financial strength, dedication to customer service and commitment to technology have positioned the firm as a leading provider in the housing finance market.

For more information on Stonegate Mortgage Corporation, please visit www.stonegatemtg.com.

Forward Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward- looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan," "goal" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including those discussed in the "Risk Factors" section within our 2014 Annual Report on Form 10-K filed on March 6, 2015 and any revisions to those Risk Factors in subsequent filings, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Media Contact:
Sloane & Company (on behalf of Stonegate Mortgage Corporation)
Whit Clay, 212-446-1864
wclay@sloanepr.com

or

Investor Contact:
Stonegate Mortgage Corporation
Michael McFadden, 317-663-5904
michael.mcfadden@stonegatemtg.com
Source: Stonegate Mortgage Corporation